UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2015

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 21, 2015, The Williams Companies, Inc. (“Williams”) issued a press release announcing, among other things, that its Board of Directors has authorized a process to explore a range of strategic alternatives following receipt of an unsolicited proposal to acquire Williams in an all-equity transaction at a stated per share price of $64.00. The unsolicited proposal was contingent on the termination of Williams’ pending acquisition of Williams Partners L.P. (the “Pending Acquisition”). A copy of this press release is filed and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Portions of this document may constitute “forward-looking statements” as defined by federal law, including statements regarding the exploration by Williams of strategic alternatives, the Pending Acquisition and the expected operational and financial performance of Williams and Williams Partners. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes, including the outcome of the exploration by Williams of strategic alternatives, the Pending Acquisition and the expected operational and financial performance of Williams and Williams Partners, will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company’s annual reports filed with the Securities and Exchange Commission.

Important Information:

Williams and Williams Partners L.P. (“Williams Partners”) security holders are urged to read the joint solicitation statement/prospectus regarding the Pending Acquisition when it becomes available because it will contain important information. Investors will be able to obtain a free copy of the joint solicitation statement/prospectus, as well as other filings containing information about the Pending Acquisition, without charge, at the Securities and Exchange Commission’s (the “SEC”) internet site (http://www.sec.gov). Copies of the joint solicitation statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint solicitation statement/prospectus can also be obtained, without charge, by directing a request either to The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Investor Relations or to Williams Partners L.P., One Williams Center, Tulsa, Oklahoma 74172, Attention: Investor Relations.

The respective directors and executive officers of Williams and Williams Partners may be deemed to be “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in respect of the Pending Acquisition between Williams and Williams Partners. Information about Williams’ directors and executive officers is available in Williams’ annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 25, 2015. Information about Williams Partners’ directors and executive officers is available in WPZ’s annual report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 25, 2015. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint solicitation statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This document or communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ William H. Gault
	Name:	William H. Gault
	Title:	Assistant Secretary

DATED: June 22, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 21, 2015.

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